Ask the EMT: Employee Q&A on Proposed Transaction with Blackstone
August 2010

What is Dynegy’s rationale for embarking on a new strategic direction with Blackstone?

In our news release issued on August 13, we referenced that our Board of Directors believes the proposed transaction with an affiliate of Blackstone provides our stockholders with a significant premium over the pre-announcement stock price and removes the risks to the existing stockholders associated with volatile commodity prices, challenging capital markets and environmental and regulatory uncertainties.

Additional information regarding our rationale will be included in our proxy statement for the transaction, which we expect to file in preliminary form with the Securities and Exchange Commission (SEC) in the next two to three weeks.

Who is Blackstone?

Blackstone is one of the world's leading investment and advisory firms. Its alternative asset management businesses include the management of private equity funds, real estate funds, hedge funds, credit-oriented funds, collateralized loan obligation vehicles (CLOs) and closed-end mutual funds. The Blackstone Group also provides various financial advisory services, including mergers and acquisitions advisory, restructuring and reorganization advisory and fund placement services.

Additionally, the Blackstone Group is one of the largest companies by revenue in the United States, and has been both an active investor in the energy sector and an owner of power generation assets, having been an owner of Texas Genco and a current owner of Sithe Global Power (an international power development company based in New York with over 2,150 MW of capacity in operation and under construction worldwide).  It is also a major employer, with 66 portfolio companies and more than 700,000 employees.

Where can I get more information on the proposed transaction?

We have filed a Current Report on Form 8-K with the SEC (go to the following link to view: the Form 8-K)1, which provides detailed information on the terms of the proposed transaction with an affiliate of Blackstone.  More detail, including the Board's rationale for the proposed transaction, will be provided in our proxy statement for the transaction, which we expect to file in preliminary form with the SEC in the next two to three weeks.

When is Dynegy’s transaction with Blackstone expected to close?

The transaction is expected to close by the end of 2010.

What approvals are required?

Under Delaware law, the proposed transaction must be approved by holders of a majority of our outstanding shares of common stock.  As such, a special meeting of Dynegy’s stockholders is currently expected to be held in the fourth quarter of 2010, following the preparation and filing of a proxy statement with the SEC and a subsequent mailing to stockholders.

The transaction is also subject to certain customary closing conditions and regulatory approvals that include Hart-Scott-Rodino, FERC and the New York Public Service Commission, as well as the concurrent closing of the sale of certain Dynegy assets to NRG Energy as described below.

In the news release that announced the transaction, there was a reference to a go-shop period.  What does the go-shop period mean?

The merger agreement permits Dynegy to solicit alternative acquisition proposals from third parties for a period of 40 days from the signing of the merger agreement on August 13, 2010.  Consequently, if the Board of Directors receives an alternate proposal that it believes is more favorable to Dynegy’s stockholders from a financial point of view than the proposed transaction with an affiliate of Blackstone, it is possible that Dynegy could terminate the transaction with the affiliate of Blackstone and enter into a different transaction.

What is NRG Energy’s role in the proposed transaction?

NRG Energy and an affiliate of Blackstone have entered into a separate agreement through which NRG Energy will acquire four natural gas-fired assets currently owned by Dynegy (the Casco Bay facility in Maine and the Moss Landing, Morro Bay and Oakland facilities in California). This acquisition by NRG Energy is to be completed simultaneously with the consummation of the merger of Dynegy with an affiliate of Blackstone and will not occur if the proposed transaction between Dynegy and an affiliate of Blackstone is not completed.

Will employees who are terminated in connection with the transaction receive Change in Control (“CIC”) Severance?

Dynegy has adopted CIC Severance Pay Plans that generally provide for severance benefits to non-represented, full time, active employees who experience an involuntary termination or constructive termination of employment (for example, a voluntary termination for “good reason” as described further in the answer to the following question) in connection with a change in control of Dynegy during a specified period of time surrounding the change in control.

The merger agreement requires compliance with the provisions of each of Dynegy’s existing CIC Severance Pay Plans. In addition, the agreement that provides for the sale of the Casco Bay, Moss Landing, Morro Bay, and Oakland facilities to NRG Energy also requires NRG Energy to comply with the provisions of the CIC Severance Pay Plans that apply to the employees at those facilities.

How do the CIC severance plans work?

The CIC Severance Pay Plans are “double trigger” plans, which means two events must occur to trigger a right to benefits for a terminated employee under either of the plans.

The first trigger is the occurrence of a change in control of Dynegy. The closing of the proposed transaction with an affiliate of Blackstone or a similar transaction will constitute such a change in control.

The second trigger requires an involuntary termination of employment (i.e., job elimination) or voluntary termination for “good reason” (as defined in the applicable CIC plan), but only if such termination occurs within a specific time period. For employees below the level of Managing Director, this period begins 60 days before the closing of a transaction and ends one year after that date. For employees at or above the level of Managing Director, this period begins 60 days before the closing of a transaction and ends two years after that date.

We do not anticipate that any decisions regarding staff reductions would be made prior to the expiration of the go-shop period.  Thereafter, we expect that any reductions will occur at or after the closing date, subject to further discussions with Blackstone as to post-closing staffing needs.

Copies of both of these plans are available to employees.  If you have questions please contact your HR Business Partner.

If I lose my job before the end of the year and receive CIC severance, will I receive a portion of my short-term incentive bonus?

Yes.  If you are eligible to receive severance benefits under the terms of our CIC Severance Pay Plans, you will receive a pro-rated portion of your target short-term incentive bonus award for the fiscal year in which your employment is terminated (with pro-ration based on the length of time an individual is actually employed for the fiscal year).

For employees continuing in employment with Dynegy after the change in control and through at least March 15, 2011, bonuses for performance during 2010 will be paid to those employees who are eligible on or before March 15, 2011. Under the terms of the merger agreement, the total amount of bonus payments made to employees, measured as a group, will be no less than the amount accrued for such bonuses by Dynegy through December 31, 2010.  Consistent with past practices, individual bonus award payments will be based in whole or in part upon individual performance.

How does a CIC event impact employee equity awards?

Upon closing of a change in control, all outstanding equity awards (stock options, phantom stock unit awards, restricted stock and performance unit awards) vest in full under the terms of our long-term incentive plans and the associated individual award agreements.  With respect to the proposed transaction, under the terms of the awards and the merger agreement, all outstanding equity awards will vest and be settled in cash based on the terms of the individual award agreements.  A brief summary is provided below.  Upon closing the proposed transaction, each individual holding employee equity awards will receive a statement summarizing current holdings and any resulting payment (to be made as soon as administratively possible following the closing via direct deposit).

Award Category	Treatment following a CIC
Stock Options
Upon closing, all outstanding stock options will vest but, because the $4.50 purchase price per share is lower than the strike prices of these outstanding stock options, all such options will be cancelled for no payment.

Restricted Stock/Phantom Stock Units
Upon closing, all outstanding restricted stock/phantom stock unit awards will vest.
Holders of restricted stock or phantom stock units will receive a cash payment for all vested, outstanding shares of restricted stock/phantom stock. This payment will be made by the earlier of the second payroll period following the closing or 30 days after closing, and be based on the $4.50 per share purchase price, less any applicable taxes required to be withheld for such payment.

Performance Units
2008 awards will not meet specified performance targets and, under the terms of those awards, will be cancelled.
2009 and 2010 awards will pay out in full at 100% of “target” value after the closing of the proposed transaction.  Employees will receive a cash payment in respect to their 2009 and 2010 performance unit awards within the time period specified in the applicable award agreement, less any applicable taxes required to be withheld for such payment.

What will happen to the Dynegy stock balance in my 401(k)?

Dynegy stock held in the Dynegy 401(k) will be treated the same as all Dynegy stock – it will be converted into cash at closing.  Following the closing, these cash proceeds will be reinvested in other investment options available under the 401(k) plans in accordance with plan terms.  We will work with Vanguard to develop this reinvestment process, and employees will receive more information as it becomes available.

Can I volunteer to be severed?

Dynegy is not currently offering a voluntary severance option.

Will severance payments be made in 2010, or will some be made in 2011?

The timing of any severance payments will depend on whether and when a transaction closes as well as the specific termination date for the employee.

Will Blackstone honor Dynegy’s labor contracts?

Dynegy as an entity will continue to exist post-transaction, so the labor agreement obligations will continue unchanged (subject to future negotiations) by the transaction. This is a contractual obligation that is expressly acknowledged in the merger agreement.

Dynegy employees can submit questions to management anonymously through the myDynegy website.  You can find the online tool by clicking here on “Ask the EMT,” or in the “myLinks” section of the myDynegy home page.  The tool blocks the identity of employees so questions can be submitted anonymously. Questions may be answered either in a future Q&A on myDynegy or at the next all-employee meeting.

1 Filed with the SEC on Current Report on Form 8-K on August 13, 2010, file number 000-1379895, available free of charge at www.sec.gov

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K and its exhibits contain statements reflecting assumptions, expectations, projections, intentions or beliefs about future events that are intended as “forward-looking statements”. All statements included or incorporated by reference in this release, other than statements of historical fact, that address activities, events or developments that we or our management expect, believe or anticipate will or may occur in the future are forward-looking statements. These statements represent our reasonable judgment on the future based on various factors and using numerous assumptions and are subject to known and unknown risks, uncertainties and other factors that could cause our actual results and financial position to differ materially from those contemplated by the statements. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as “anticipate”, “estimate”, “project”, “forecast”, “plan”, “may”, “will”, “should”, “expect” and other words of similar meaning. In particular, these include, but are not limited to, statements relating to the following:

(i) the timing and anticipated benefits to be achieved through our 2010-2013 company-wide cost savings program; (ii) beliefs and assumptions relating to liquidity, available borrowing capacity and capital resources generally; (iii) expectations regarding environmental matters, including costs of compliance, availability and adequacy of emission credits, and the impact of ongoing proceedings and potential regulations or changes to current regulations, including those relating to climate change, air emissions, cooling water intake structures, coal combustion byproducts, and other laws and regulations to which we are, or could become, subject; (iv) beliefs about commodity pricing and generation volumes; (v) anticipated liquidity in the regional power and fuel markets in which we transact, including the extent to which such liquidity could be affected by poor economic and financial market conditions or new regulations and any resulting impacts on financial institutions and other current and potential counterparties; (vi) sufficiency of, access to and costs associated with coal, fuel oil and natural gas inventories and transportation thereof; (vii) beliefs and assumptions about market competition, generation capacity and regional supply and demand characteristics of the wholesale power generation market, including the anticipation of a market recovery over the longer term; (viii) the effectiveness of our strategies to capture opportunities presented by changes in commodity prices and to manage our exposure to energy price volatility; (ix) beliefs and assumptions about weather and general economic conditions; (x) beliefs regarding the U.S. economy, its trajectory and its impacts; (xi) projected operating or financial results, including anticipated cash flows from operations, revenues and profitability; (xii) beliefs and expectations regarding the Plum Point Project; (xiii) expectations regarding our revolver capacity, credit facility compliance, collateral demands, capital expenditures, interest expense and other payments; (xiv) our focus on safety and our ability to efficiently operate our assets so as to maximize our revenue generating opportunities and operating margins; (xv) beliefs about the outcome of legal, regulatory, administrative and legislative matters; (xvi) expectations and estimates regarding capital and maintenance expenditures, including the Midwest Consent Decree and its associated costs; and (xvii) uncertainties associated with the proposed transaction between Dynegy and an affiliate of Blackstone Capital Partners V L.P. (“BCP”), including uncertainties relating to the anticipated timing of filings and approvals relating to the proposed transaction and the sale by an affiliate of BCP of certain assets to NRG Energy Inc. (the “NRG Sale”), the expected timing of completion of the proposed transaction, the satisfaction of the conditions to the consummation of the proposed sale to an affiliate of BCP and the NRG Sale and the ability to complete the proposed transaction.

Any or all of our forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks, uncertainties and other factors, many of which are beyond our control.

WHERE YOU CAN FIND MORE INFORMATION

In connection with the Merger, the Company will prepare a proxy statement to be filed with the SEC. When completed, a definitive proxy statement and a form of proxy will be mailed to the stockholders of the Company. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE MERGER CAREFULLY AND IN ITS ENTIRETY BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The Company’s stockholders will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. The Company’s stockholders will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Dynegy Inc., Attn: Corporate Secretary, 1000 Louisiana Street, Suite 5800, Houston, Texas 77002, telephone: (713) 507-6400, or from the Company’s website, http://www.dynegy.com.

PARTICIPANTS IN THE SOLICITATION

The Company and its directors and officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the Merger. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the proxy statement for the Company’s 2010 Annual Meeting of Stockholders, which was filed with the SEC on April 2, 2010. Stockholders may obtain additional information regarding the interests of the Company and its directors and executive officers in the Merger, which may be different than those of the Company’s stockholders generally, by reading the proxy statement and other relevant documents regarding the Merger, when filed with the SEC.